UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2009

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  Regulation FD Disclosure

On July 29, 2009, The Rollins Board of Directors announced the promotions of Glen W. Rollins to Executive Vice President and Harry J. Cynkus to Vice President of Rollins, Inc., a nationwide consumer services company (NYSE:ROL). Additionally, the Board of Directors of Orkin, Inc., a pest control leader and wholly owned subsidiary of Rollins, announced executive transitions including the promotion of Glen Rollins to CEO. Gary W. Rollins, President and CEO of Rollins, Inc. will remain as Chairman of the Orkin Board of Directors.    The Company has furnished with this Form 8-K as Exhibit 99.1 a press release of this announcement.

Rollins’ other executive transitions include the promotion of six operations executives to Division Presidents. These include Gene A. Iarocci, President of Orkin’s Atlantic Division; Gary L. Rowell, President of Orkin’s Pacific Division; G. Harry Sargent, President of Orkin’s South Central Division; Robert T. Stevens, President of Orkin’s Midwest Division; John Wilson, President of Orkin’s Southeast Division; and D. Thomas Walters., President of Western Pest Services. Western Pest Services is a wholly owned subsidiary of Rollins.

ITEM 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated July 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: July 31, 2009	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)